                                  Exhibit 4.12

               EXECUTIVE STOCK AGREEMENT AND EMPLOYMENT AGREEMENT
               --------------------------------------------------


          THIS EXECUTIVE STOCK AGREEMENT AND EMPLOYMENT AGREEMENT (the "Agreement") is made as of November 27, 1996, by and between Focal Communications Corporation, a Delaware corporation (the "Company"), and Brian F.
                                                         -------
Addy ("Executive").
       ---------

          The execution and delivery of this Agreement by the Company and Executive are a condition to the purchase of shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), by certain
                                             --------------
investors (the "Investors") pursuant to a stock purchase agreement of even date
                ---------
herewith by and among such Investors and the Company (as amended from time to time pursuant to its terms, the "Stock Purchase Agreement"). Executive is a
                                 ------------------------
party to the Stock Purchase Agreement and desires that the purchase of Class A Common pursuant thereto be consummated. Capitalized terms used but not defined in this Agreement are used herein with the meanings assigned to such terms in the Stock Purchase Agreement.

          Executive holds beneficially and of record 25% of the Company's common stock outstanding immediately prior to the closing hereunder (the "Existing
                                                                    --------
Common Stock").  This Agreement contemplates a transaction where, pursuant to
------------
the terms and subject to the conditions set forth herein, Executive will exchange all of his shares of Existing Common Stock for newly issued shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B
                                                                   -------
Common") and newly issued shares of the Company's Class C Common Stock, par
------
value $.01 per share (the "Class C Common").  Such shares of Class B Common and
                           --------------
Class C Common are subject to certain terms and restrictions set forth in this Agreement, in a stockholders agreement of even date herewith by and among the Investors and the Company (as amended from time to time pursuant to its terms, the "Stockholders Agreement"), and in several vesting agreements, each entered
     ----------------------
into between the Executive, the other Executive Investors, the Company, and one Institutional Investor (as amended from time to time pursuant to their terms, the "Vesting Agreements").
     ------------------

          NOW, THEREFORE, in consideration of the above premises and the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  EXCHANGE OF EXECUTIVE'S EXISTING COMMON STOCK.
              ---------------------------------------------

          (a) Exchange of Existing Common Stock.  At the Closing, pursuant to a
              ---------------------------------
recapitalization of the Company wherein all of the Company's Existing Common Stock held by the Executive Investors will be converted into newly issued Class B Common and Class C Common as set forth in the amended Certificate of Incorporation, Executive shall exchange each of his shares of Existing Common Stock for 13 and 1/3 shares of Class B Common and 9 and 60,577/75,000 shares of Class C Common.

          (b) The Closing.  The closing of the exchange and issuance of Class B
              -----------
Common and Class C Common hereunder (the "Closing" for purposes of this
                                          -------
Agreement) shall take place simultaneously with the Initial Closing under the Stock Purchase Agreement. At the Closing, the Company shall deliver to Executive certificates representing the shares of Class B Common and Class C Common to be issued to Executive hereunder, registered in Executive's name, and Executive shall deliver to the Company certificates representing 25% of the Company's Existing Common Stock, which Existing Common Stock shall be immediately canceled by the Company.

          (c) Section 83(b) Election.  Promptly but in any event within 30 days
              ----------------------
after the Closing, Executive shall make an effective election with the IRS under
Section 83(b) of the IRC with respect to the Class B Common and Class C Common issued hereunder. A form of such election is attached to this Agreement as Annex
                                                                           -----
A.
-

          (d) Representations and Warranties.  In connection with the exchange
              ------------------------------
and issuance of Class B Common and Class C Common hereunder, Executive represents and warrants to the Company that:

              (i) The securities to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933 or any applicable state securities laws, and such securities shall not be disposed of in contravention of such Act or laws.

               (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of his investment in the Class B Common and Class C Common issued hereunder.

               (iii) Executive is able to bear the economic risk of his investment in the Class B Common and Class C Common for an indefinite period of time and is aware that transfer of such securities may not be possible because (A) such transfer is subject to contractual restrictions on sale set forth herein, in the Stockholders Agreement, and in the Vesting Agreements, and (B) such securities have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

               (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Class B Common and

     Class C Common issued hereunder and has had full access to such other information concerning the Company as he has requested.

               (v) This Agreement, the Stockholders Agreement, the Vesting Agreements, the Stock Purchase Agreement, and the other agreements contemplated thereby of even date therewith constitute the legal, valid and binding obligations of Executive, enforceable in accordance with their terms, and the execution, delivery and performance of such agreements by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.


          2.   VESTING.
               -------

          (a)  Vesting. Except as otherwise provided herein, 20% of the Unvested
               -------
Shares (as defined below) shall vest on the date of the Closing and 20% on each of the first four anniversaries of such date, provided that except as otherwise
                                              --------
expressly provided herein, Unvested Shares shall not vest after the date on which Executive's employment by the Company is terminated. "Unvested Shares"
                                                            ---------------
means the Class B Common and Class C Common issued hereunder (as well as any Class B Common issued upon conversion of Class C Common issued hereunder), and any securities issued with respect to such Class B Common or Class C Common (including in connection with any stock dividend, merger, combination, recapitalization, or other reorganization); provided that upon vesting pursuant to this Agreement, such shares shall cease to be Unvested Shares and shall be referred to as "Vested Shares."
                -------------

          (b)  Acceleration upon a Qualified Sale of the Company.  All Unvested
               -------------------------------------------------
Shares shall become Vested Shares at the closing of a Qualified Sale of the Company (as defined below) if Executive is employed by the Company or any of its Subsidiaries on such closing date (or, if Executive is terminated by the Company without Cause (as defined below), at any time during the 45-day period preceding such closing date). "Qualified Sale of the Company" means a sale or transfer of
                      -----------------------------
all or substantially all of the outstanding stock or assets of the Company and its subsidiaries, including by way of merger or consolidation, where more than 50% of the consideration for such stock or assets in such sale or transfer consists of cash and/or publicly traded securities; provided that a Qualified Sale of the Company shall not include a recapitalization, merger, or other reorganization in which the Persons holding a majority of the Company's outstanding equity (by vote or value) prior to such transaction hold a majority of the equity of the acquiring or successor entity (by vote or value) immediately after such transaction.

          (c)  Acceleration upon a Qualified Reorganization.  If, at any time
               --------------------------------------------
after the closing of a Qualified Reorganization (as defined below), Executive is terminated by the Company without Cause, there shall vest upon such termination the number of Unvested Shares which were scheduled to vest within the 12 months following such termination; and no additional shares shall vest thereafter, except as otherwise provided in paragraph 2(f) below. "Qualified
                                                        ---------
Reorganization" means (i) a sale or transfer of all or substantially all of the
--------------
outstanding stock or assets of the Company and its subsidiaries, including by way of merger or consolidation, where at least 50% of the consideration for such stock or assets in such sale or transfer consists of securities that are not publicly traded (other than a recapitalization, merger, or other reorganization in which the Persons holding a majority of the Company's outstanding equity (by vote or value) prior to such transaction hold a majority of the equity of the acquiring or successor entity (by vote or value) immediately after such transaction); or (ii) a merger of the Company with a Controlled Entity (as defined below), where the holders of the Company's common stock immediately prior to such merger receive in such merger with respect to such common stock less than 50% of the equity of the acquiring or surviving entity immediately after such transaction. "Controlled Entity" means any
                                             -----------------
corporation, limited liability company, partnership or other business entity of which (x) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time controlled by MDCP, or collectively by MDCP and one of Frontenac or BV, or (y) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or similar ownership interest thereof is at the time controlled by MDCP, or collectively by MDCP and one of Frontenac or BV.

          (d) Acceleration upon a Public Offering.  At the closing of the
              -----------------------------------
Company's initial Public Offering (as defined in the Stock Purchase Agreement), if Executive is then employed by the Company, there will vest the number of Unvested Shares which were scheduled to vest within 12 months following such closing (and the remaining Unvested Shares, if any, shall continue to vest 20% on each anniversary of the Closing hereunder as long as Executive is employed by the Company, so that the vesting schedule set forth in paragraph 2(a) above shall have been effectively accelerated by one year).

          (e) Acceleration upon Death or Disability.  If Executive's employment
              -------------------------------------
with the Company or any of its Subsidiaries terminates by reason of Executive's death or Disability, there will vest a number of Unvested Shares equal to the greater of (i) the quotient obtained by dividing (A) the number of Unvested Shares minus the number of Vested Shares, each as existing at the time of such
       -----
termination, by (B) two, and (ii) the number of Unvested Shares which were scheduled to vest within 12 months following such termination. No additional shares shall vest thereafter, except as otherwise provided in paragraph 2(f) below. "Disability" means the Executive's inability, due to illness, accident,
         ----------
injury, physical or mental incapacity or other disability, to carry out effectively his duties and obligations to the Company hereunder or to participate effectively and actively in the management of the Company for a period anticipated to last at least six months, as determined in the good faith judgment of the Company's board of directors (the "Board").
                                                   -----

          (f) Other Acceleration.  Subject to paragraph 3(h) hereof, any
              ------------------
Unvested Shares which the Company (or its assignees pursuant to paragraph 3(e) hereof) has not elected to repurchase in the Repurchase Notice provided for in paragraph 3(b) below (including Unvested Shares originally included in the Repurchase Notice, but for which the election to repurchase was rescinded, pursuant to paragraph 3(d)(iii) below, by all of the Company and/or its assignees having made such election) shall thereafter be deemed Vested Shares for all purposes of this Agreement and the Stockholders Agreement.

          3.  COMPANY'S REPURCHASE OPTION.
              ---------------------------

          (a) The Repurchase Option.  In the event Executive ceases to be
              ---------------------
employed by the Company and its Subsidiaries for any reason (the "Termination"),
                                                                  -----------
the Executive Stock then in existence (whether held by Executive or one or more of Executive's transferees) will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option"). "Executive Stock" means the Class B Common and Class C
 -----------------      ---------------
Common issued to Executive hereunder (as well as any Class B Common issued upon conversion of Class C Common issued hereunder), the Class A Common purchased by Executive under the Stock Purchase Agreement, any other shares of Common Stock or other Company securities acquired by Executive at any time that this Agreement is in effect, and any securities issued directly or indirectly with respect to the aforementioned securities (including in connection with any stock dividend, merger, combination, reorganization or recapitalization), provided
                                                                    --------
that shares of Executive Stock shall cease to be Executive Stock when they have been transferred (including to the Company and/or its assignees by virtue of this Repurchase Option) in compliance with this Agreement, the Stock Purchase Agreement and the Stockholders Agreement to any Person other than a Permitted Transferee (as defined in the Stockholders Agreement). "Vested Executive Stock"
                                                        ----------------------
means all Executive Stock other than Unvested Shares.

          (b) Exercise of Repurchase Option.  The Company (by action of the
              -----------------------------
Board) may elect to purchase all or any portion of the Executive Stock outstanding at the time of Termination by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 90
 -----------------
days after the Termination. The Repurchase Notice shall set forth the number of shares of Executive Stock of each class (including, if applicable, the number of Unvested Shares and/or Vested Shares) to be acquired from each such holder. The number of shares of Vested Executive Stock to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Vested Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Vested Executive Stock of any class then held by Executive is less than the total number of shares of Vested Executive Stock of such class that the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Vested Executive Stock of such class, pro rata according to the number of such shares held of record by each such other holder at the time of delivery of the Repurchase Notice.

          (c) Repurchase Price.
              ----------------

              (i) The repurchase price (the "Repurchase Price") for Unvested
                                             ----------------
     Shares repurchased hereunder shall be the Original Cost for such shares (as adjusted for any stock split, stock dividend, recapitalization or other reorganization). The "Original Cost" of shares of Class B Common and Class
                            -------------
     C Common issued hereunder (as well as any Class B Common issued upon conversion of Class C Common issued hereunder), and any shares issued with respect to such shares, shall be equal to the par value of such shares.
     The "Original Cost" of all other shares shall be the aggregate
          -------------
     consideration (if any) paid by Executive (or, if applicable, holder of Executive Stock) in exchange for such shares; provided that if any of the
                                                   --------
     consideration paid for such shares consisted of unvested shares of Class B Common or Class C Common (or any shares issued with respect to such shares), the amount of such consideration constituting unvested Class B Common or Class C Common (or shares issued with respect to such shares) shall be deemed to be the par value of such shares of unvested Class B Common or Class C Common (or shares issued with respect to such shares).

               (ii) The Repurchase Price for shares of Vested Executive Stock repurchased hereunder shall be the fair market value of such shares on the date of the Repurchase Notice (determined according to the method set forth in paragraph 3(d) below); provided that if Executive's employment is
                               --------
     terminated by the Company or any of its subsidiaries for Cause (as defined below), the Repurchase Price for shares of Class A Common repurchased hereunder shall be the lesser of (A) Executive's Original Cost paid for
                            ------
     such shares (as adjusted for any stock split, stock dividend, recapitalization or other reorganization), and (B) the fair market value of such shares on the date of the Repurchase Notice (determined according to the method set forth in paragraph 3(d) below), and the Repurchase Price for all other shares of Vested Executive Stock shall be the Original Cost of such shares.

               (iii)  "Cause" means a finding by 2/3 of the Board members then
                       -----
     serving (excluding Executive, if applicable), after Executive has been given the opportunity for a formal hearing, of (A) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Company, or Executive's unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company, (B) any act or acts of disloyalty, misconduct or moral turpitude by Executive injurious to the interest, property, operations, business or reputation of the Company or Executive's conviction of a crime the commission of which results in injury to the Company or (C) Executive's repeated refusal or failure (other than by reason of Disability) to carry out reasonable instructions by his superiors or the Board.

          (d)  Fair Market Value of Repurchased Shares.
               ---------------------------------------

               (i) In the event that the fair market value of any shares of Executive Stock (the "Valued Stock") is relevant to the determination of
                           ------------
     the Repurchase Price for such shares under paragraph 3(c) above, a majority interest of the Company and/or any assignees of the Company's repurchase rights pursuant to paragraph 3(e) (based on the number of shares of Executive Stock to be purchased by each) and the holders of a majority of the Executive Stock to be repurchased shall attempt in good faith to agree on the fair market value of the Valued Stock. Any agreement reached by such Persons shall be final and binding on all parties hereto.

               (ii) If such Persons are unable to reach such agreement within 20 days after the giving of Repurchase Notice, the fair market value of any Valued Stock that is publicly traded shall be the average, over a period of 21 days consisting of the date of Termination and the 20 consecutive business days prior to that date, of the average of the closing prices of the sales of such Valued Stock on all securities exchanges on which such Valued Stock may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Valued Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Valued Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

               (iii) If such Persons are unable to reach agreement pursuant to paragraph 3(d)(i) within 20 days after the giving of Repurchase Notice, and to the extent any Valued Stock is not publicly traded:

                      (A) A majority interest of the Company and/or its assignees pursuant to paragraph 3(e) (based on the number of shares of Executive Stock to be repurchased by each) and the holders of a majority of the Valued Stock shall each, within 10 days thereafter, appoint one investment banker or other appraiser experienced in valuing companies like the Company (and if the Valued Stock includes any shares of Class C Common, experienced in valuing arrangements of the type described in the Vesting Agreements), and the two Persons so appointed shall within 10 days after their appointment appoint a third investment banker or appraiser similarly experienced.

                      (B) The three investment bankers/appraisers shall each appraise the fair market value of the Company (based on the assumption of an orderly, arm's length sale to a willing unaffiliated buyer). The three investment bankers/appraisers shall then each appraise the fair market value of the Valued Stock based on their estimation of the fair market value of the Company divided by the total number of shares of the Company's
                          -------
     common stock outstanding at the time of Termination (calculated on a fully diluted basis); provided that the value of any Valued Stock that is
                     --------
     Unvested Class C Common (as that term is defined in the Vesting Agreements) shall reflect (x) the expected market value of such Unvested Class C Common at such future time as it is expected to become Vested Class C Common (as that term is defined in the Vesting Agreements), appropriately discounted to its present value at Termination based upon the amount of time from Termination until such Unvested Class C Common is expected to vest (if at all) and (y) the risk that such Unvested Class C Common may never become Vested Class C Common. To the extent that the Valued Stock represents securities other than Company common stock, the investment bankers/appraisers shall value such securities based on a similar appraisal of the fair market value of the issuer of such securities. Each of the three investment bankers/appraisers shall, within thirty days of their retention, provide the written results of such appraisals to the Company and/or its assignees pursuant to paragraph 3(e) and to each of the holders of Valued Stock.

                      (C) For purposes of this paragraph 3, the fair market value of such Valued Stock shall be the average of the two appraisals closest to each other, and such determination shall be final and binding on all parties hereto; provided that the Company (and/or any assignee pursuant to paragraph 3(e)) may at any time within the five days after receiving written notice of such determination rescind its prior exercise of the Repurchase Option by giving written notice of such revocation to the holder or holders of the Executive Stock to be repurchased, and upon such revocation the revoking party will be treated as if it had never exercised such Repurchase Option.

                      (D) The reasonable costs of such appraisal shall be borne by the Company.

          (e)  Assignment by Company.
               ---------------------

               (i) If any of the Executive Stock subject to repurchase hereunder consists of Unvested Class C Common subject to the terms of a Vesting Agreement, Vested Class C Common that became Vested Class C Common pursuant to the terms of a Vesting Agreement, Class B Common that was issued upon conversion of Vested Class C Common, or any securities issued with respect to such shares (collectively, "Vesting Agreement Stock"), the
                                                 -----------------------
     Company shall within 20 days after Termination give written notice to each Institutional Investor that is party to a Vesting Agreement to which any of the Vesting Agreement Stock relates (the "Vesting Agreement Stock
                                               -----------------------
     Repurchase Notice"), setting forth the number of shares of Executive Stock
     -----------------
     subject to repurchase that constitute Vesting Agreement Stock relating to the Vesting Agreement to which such Institutional Investor is party and whether such shares of Vesting Agreement Stock are Vested Shares or Unvested Shares. Each such notified Institutional Investor shall, subject to the limitation set forth in paragraph 3(e)(iv) below, have the right to require the Company to assign to such Institutional Investor all or any portion of the Company's rights (including the right to exercise such repurchase rights) under this paragraph 3 to repurchase the Vesting Agreement Stock relating to the Vesting Agreement to which such Institutional Investor is party, upon such Institutional Investor's giving written notice to the Company within 20 days of the Vesting Agreement Stock Repurchase Notice; provided that if any such Institutional Investor fails
                        --------
     to exercise any of such assigned repurchase rights to repurchase, the Company shall have the right once again to exercise (or assign) such rights. The assignment of such repurchase rights pursuant to this paragraph 3(e)(i) shall not be considered a failure to exercise such rights that under paragraph 4G of the Stock Purchase Agreement would require the approval of the holders of at least 67% of the outstanding Institutional Investor Stock.

               (ii) If any of the Executive Stock subject to repurchase hereunder consists of shares of Investor Stock, the Company shall within 20 days of Termination give written notice to each Executive Investor then employed by the Company or its Subsidiaries (the "Executive Investor
                                                       ------------------
     Repurchase Notice"), setting forth the number of shares of Executive Stock
     -----------------
     subject to repurchase that constitute Investor Stock. Each such notified Executive Investor shall, subject to the limitation set forth in paragraph 3(e)(iv) below, have the right to require the Company to assign to such Executive Investor all or any portion of the Company's rights (including the right to exercise such repurchase rights) under this paragraph 3 to repurchase such Investor Stock, upon such Executive Investor's giving written notice to the Company within 20 days of the Executive Investor Repurchase Notice (provided that if the total such Investor Stock elected
                        --------
     to be purchased by the other Executive Investors exceeds the total amount of such Investor Stock available for repurchase, the right to purchase such Investor Stock shall be allocated among the electing Executive Investors on the basis of the number of shares of Investor Stock held by each such electing Executive Investor immediately prior to the Termination). If any Executive Investor fails to exercise any such assigned rights to repurchase, the Company shall have the right once again to exercise (or assign) such rights. Each purchasing Executive Investor shall succeed to Executive's rights and obligations under the Stock Purchase Agreement and the other agreements of even date therewith in proportion to the number of shares of Investor Stock purchased pursuant to this paragraph. The assignment of such repurchase rights pursuant to this paragraph 3(e)(ii) shall not be considered a failure to exercise such rights that under paragraph 4G of the Stock Purchase Agreement would require the approval of the holders of at least 67% of the outstanding Institutional Investor Stock.

               (iii) Subject to paragraphs 3(e)(iv) and 3(f) below, to the right of first refusal as to Vesting Agreement Stock set forth in paragraph 3(e)(i) above, and to the right of first refusal as to Investor Stock set forth in paragraph 3(e)(ii) above, the Company, by action of the Board, will have the right to assign all or any portion of its repurchase rights hereunder to any Investor and/or to any executive employee of the Company or any of its Subsidiaries.

               (iv)   Notwithstanding anything in paragraphs 3(e)(i), (ii) or
     (iii), the Company may not assign its right under paragraph 3(g) below to pay all or part of the Repurchase Price for Executive Stock repurchased hereunder in the form of a promissory note.

          (f)  Restriction on Repurchase of Unvested Shares.  The Company will
               --------------------------------------------
reserve all Unvested Shares (other than Vesting Agreement Stock) repurchased hereunder for the purpose of reissuing such shares to an executive to be hired or promoted to a key executive position with the Company (i.e., to replace Executive or to replace another executive promoted to Executive's former position). After repurchase, such Unvested Shares (other than Vesting Agreement Stock) will be held by the Company awaiting issue to such an executive (which issuance must be approved by a majority of the Board and the holders of at least 67% of the Institutional Investor Stock then outstanding); provided that upon the occurrence of a Sale of the Company (as defined in the Stockholders Agreement) or a Public Offering, all such repurchased Unvested Shares (other than Vesting Agreement Stock) which have not been reissued to an executive employee of the Company shall be canceled immediately prior to the closing of such event.

          (g)  Closing of the Repurchase.  Within 10 business days after the
               -------------------------
Repurchase Price for the Executive Stock to be repurchased has been determined, the Company shall send a notice to each holder of Executive Stock setting forth the consideration to be paid for such shares and the time and place for the closing of the transaction, which date shall not be more than 60 days nor less than five days after the delivery of such notice. At such closing, the Executive shall deliver all certificates evidencing the Executive Stock to be repurchased to the Company (and/or any assignees of the Company's repurchase right pursuant to paragraph 3(e) above), and the Company (and/or any assignees) shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of Cash in the aggregate amount of the Repurchase Price for such shares; provided that in the event the Board determines in its good faith
             --------
discretion that
the Company is not in a position to pay in Cash any or all of the Repurchase Price for shares to be repurchased by it, the Company may pay, in the form of a promissory note (which shall be subordinated to any of the Company's senior debt obligations either then or thereafter incurred) with a maturity of no more than five years, earning interest at the rate paid on the Company's senior debt obligations (or if the Company has no such senior debt, at the prime rate announced by Citibank from time to time), with all principal and accrued interest due and payable upon maturity, a portion of the Repurchase Price for such shares equal to (i) if Executive is terminated for Cause, the Repurchase Price for all shares to be repurchased by the Company minus the Repurchase Price
                                                      -----
for any shares of Investor Stock to be repurchased by the Company, or (ii) otherwise, the Repurchase Price for all shares to be repurchased by the Company minus the lesser of (x) the Repurchase Price for any shares of Investor Stock to
-----
be repurchased by the Company and (y) the aggregate Initial Contribution and Subsequent Contributions paid by Executive or his Permitted Transferees under the Stock Purchase Agreement prior to Termination with respect to any shares of Investor Stock to be repurchased. The purchasers of Executive Stock hereunder shall be entitled to receive customary representations and warranties from the sellers regarding good title to such shares, free and clear of any liens or encumbrances.

          (h) Restrictions.  Notwithstanding anything to the contrary contained
              ------------
in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the time periods provided in this paragraph 3 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions, unless by such time such Repurchase Option has terminated pursuant to paragraph 3(i).

          (i) Termination of Repurchase Option.  The right under this paragraph
              --------------------------------
3 of the Company and/or its assignees to repurchase Executive Stock shall terminate upon a Qualified Sale of the Company.

          4.  Restrictions on Transfer.
              ------------------------

          (a) Opinion of Valid Transfer.  In addition to any other restrictions
              -------------------------
on transfer imposed by this Agreement, the Stock Purchase Agreement, the Vesting Agreements, or the Stockholders Agreement, no holder of Class B Common or Class C Common may sell, transfer or dispose of any Class B Common or Class C Common (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

          (b) Restrictive Legend.  The certificates representing the Class B
              ------------------
Common and Class C Common issued hereunder shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON NOVEMBER 27, 1996, HAVE NOT BEEN

     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

The certificates representing Executive Stock shall also bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT BETWEEN THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND THE INITIAL HOLDER OF SUCH SECURITIES (THE "INITIAL HOLDER"). A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (c) Retention of Executive Stock.  Executive is aware that Executive
              ----------------------------
Stock is subject to significant restrictions on transfer pursuant to paragraph 3 of the Stockholders Agreement.

          5.  Terms of Executive's Employment.
              -------------------------------

          (a) Employment.  The Company hereby employs Executive, and Executive
              ----------
hereby accepts employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth. The Company shall have the right to terminate the Executive's employment for any reason, at any time, with or without Cause. Executive shall have the right to terminate his employment for any reason, at any time, upon giving the Company written notice two weeks prior to such termination.

          (b) Duties and Responsibilities.
              ---------------------------

              (i) Initially, the Executive shall serve as Executive Vice President of the Company, and so long as Executive is employed by the Company or any of its Subsidiaries, the Executive shall serve in such position as may be determined by the Board and shall perform all duties and accept all responsibilities incident to such position or as may be assigned to him by the Board, and shall at all times comply with the policies and procedures adopted by the Company for its employees.

               (ii) The Executive represents and covenants to the Company that he is not subject or a party to any employment agreement, non-competition agreement, non-disclosure agreement or any similar agreement, covenant or restriction that would prohibit the Executive from executing this Agreement and performing his duties and responsibilities assigned by the Company.

          (c) Extent of Service.  So long as Executive is employed by the
              -----------------
Company or any of its Subsidiaries, the Executive agrees to use his best efforts to carry out his duties and responsibilities under paragraph 5(b) hereof and to devote his full professional time and attention thereto.

          (d) Base Compensation.  For all the services rendered by the Executive
              -----------------
hereunder, the Company shall, commencing on November 1, 1996, and continuing so long as Executive is employed by the Company or any of its Subsidiaries, pay the Executive an annual salary at the rate of $120,000 per year, plus any additional amounts, if any, as may be approved by a majority of the Board including an MDCP Director (if any) and at least one of either the Frontenac Director or the BV Director (if either) (as such terms are defined in the Stockholders Agreement), less withholding required by law or agreed to by the Executive, and payable in installments at such times as is customary with the Company but in any event no less frequently than monthly. The Company agrees that the Executive's salary will be reviewed annually by the Board to determine if any increase (but not a decrease) is appropriate; provided that any such increase must be approved by a
                          --------
majority of the Board including an MDCP Director (if any) and at least one of either the Frontenac Director or the BV Director (if either). So long as Executive is employed by the Company or any of its Subsidiaries, the Executive shall also be entitled to participate in such vacation pay and any other fringe benefit plans as may from time to time be adopted by a majority of the Board including an MDCP Director (if any) and at least one of either the Frontenac Director or the BV Director (if either).

          (e) Incentive Compensation.  In addition to the compensation set forth
              ----------------------
in paragraph 5(d) above, so long as the Executive is employed by the Company or its Subsidiaries the Executive shall be entitled to participate in an annual bonus plan providing for the payment to Executive of an annual bonus, in an amount to be determined by a majority of the Board including an MDCP Director (if any) and at least one of either the Frontenac Director or the BV Director (if either), if the Company achieves certain performance goals set in advance of each year in the sole discretion of a majority of the Board including an MDCP Director (if any) and at least one of either the Frontenac Director or the BV Director (if either).

          (f) Severance Pay.  If at any time after the date hereof Executive's
              -------------
employment is terminated for death or Disability or by the Company for any reason other than Cause, Executive (or, in the case of death, Executive's estate) shall, until the end of the Severance Pay Period (as defined below), be entitled to receive a salary at the same rate of pay as, and on the same schedule and terms as was customary for, the salary Executive received under paragraph 5(d) above immediately prior to the Termination, as well as (except in the case of Executive's death) comparable medical benefits to those provided by the Company to Executive immediately prior to the Termination (such salary and benefits collectively, the "Severance Pay"); provided that if at any time during
                            -------------    --------
the Severance Pay Period Executive obtains other employment, Executive's Severance Pay shall during the period of such employment be reduced (but not below zero) by the amount of salary and benefits Executive receives as compensation for such employment. The payment of such Severance Pay shall in no way be construed as a continuation of Executive's employment after the Termination. The "Severance Pay Period" shall be equal to (i) if Executive is
                   --------------------
terminated by the Company for any reason other than Cause, the longer of (A) the period between Termination and the 12-month anniversary of the date hereof, and
(B) the 6-month period commencing on the date of Termination, or (ii) if Executive's employment is terminated due to death or Disability, the six-month period commencing on the date of

Termination. If Executive resigns or is terminated by the Company for Cause, the Company shall not be obligated to pay any Severance Pay.

          (g) Nondisclosure and Nonuse of Confidential Information.
              ----------------------------------------------------

              (i)    Nondisclosure Obligation.  Executive shall not disclose or
                     ------------------------
     use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company, or to the extent such disclosure is permissible under paragraph 4A of the Stock Purchase Agreement. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

              (ii)   Confidential Information.  As used in this Agreement, the
                     ------------------------
     term "Confidential Information" means information that is not generally
           ------------------------
     known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiv) all technology and trade secrets, (xv) business plans and financial models, and (xvi) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination.

          6.  THE COMPANY'S OWNERSHIP OF INTELLECTUAL PROPERTY.
              ------------------------------------------------

          (a) Acknowledgment of Company Ownership.  In the event that Executive
              -----------------------------------
as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereinafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such
                ---------------------
Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment with the Company).

          (b) Executive Invention.  Executive understands that paragraph 6 of
              -------------------
this Agreement regarding the Company's ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company were used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company.

          (c) Delivery of Materials upon Termination of Employment.  As
              ----------------------------------------------------
requested by the Company from time to time and upon the Termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

          7.  NONCOMPETITION AND NONSOLICITATION.
              ----------------------------------

          (a) Noncompetition.  Executive acknowledges and agrees with the
              --------------
Company that Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. In connection with his exchange of Existing Common Stock for Class B Common and Class C Common hereunder, Executive accordingly covenants and agrees with the Company that during the Noncompetition Period (as defined below), Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business division, group or franchise (or if there are no divisions, any business) where such division, group or franchise (or business, if applicable) engages or proposes to engage in any business conducted by the Company or proposed to be conducted pursuant to a Board resolution or Subsequent Business Plan (including, but not limited to, the sale or distribution of local switched dialtone telecommunication services) in any MSA in which the Company conducts such business or proposes to conduct such business pursuant to a Board resolution or Subsequent Business Plan. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than ownership of up to 2% of the outstanding stock of any class which is publicly traded.

          (b) Nonsolicitation.  During the Noncompetition Period, Executive
              ---------------
shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company (including, without limitation, making any negative statements or communications concerning the Company).

          (c) Noncompetition Period.  The "Noncompetition Period" shall commence
              ---------------------        ---------------------
on the date hereof and continue (i) if Executive is terminated by the Company with or without Cause, until such date as shall be specified by the Company in writing within the 14 days after Termination, provided that such date shall not
                                              --------
be later than the first anniversary of the Termination, or (ii) otherwise, until such date as shall be specified by the Company in writing within the 30 days after Termination, provided that such date shall not be later than the 18-month
                   --------
anniversary of the Termination. After the end of the Severance Pay Period (or if there is no Severance Pay, the date upon which the Company elects the duration of the Noncompetition Period), the Company shall until the end of the Noncompetition Period pay Executive his Noncompete Compensation (unless Executive breaches his obligations under this paragraph 7, it being understood that in such case Executive shall continue to be bound by such obligations as if the Company were continuing to pay Noncompete Compensation). If there is no Severance Pay, the Company shall during the period from Termination until such time as the Company elects the duration of the Noncompetition Period (the "Interim Period"), pay Executive his Interim Compensation (unless Executive
 --------------
breaches his obligations under this paragraph 7, it being understood that in such case Executive shall continue to be bound by such obligations as if the Company were continuing to pay Interim Compensation). "Noncompete Compensation"
                                                        -----------------------
shall consist of 50% of the salary that Executive received under paragraph 5(d) above as compensation from the Company and its Subsidiaries immediately prior to Termination (Executive's "Previous Salary") together with the continuation of
                          ---------------
the medical benefits that the Company provided to Executive immediately prior to Termination (Executive's "Previous Benefits"); provided that if at any time
                          -----------------    --------
during the Noncompetition Period Executive obtains other employment (i) with comparable medical benefits to Executive's Previous Benefits, Executive's Noncompete Compensation shall during the period of such employment not include the continued provision of medical benefits, and (ii) with a salary exceeding 50% of Executive's Previous Salary, Executive's Noncompete Compensation shall during the period of such employment be reduced (but not below zero) by the amount of such excess. "Interim Compensation" shall consist of 100% of
                         --------------------
Executive's Previous Salary and Previous Benefits, provided that if at any time
                                                   --------
during the Interim Period Executive obtains other employment, Executive's Interim Compensation shall during the period of such employment be reduced (but not less than zero) by the amount of salary and benefits received as compensation for such other employment.

          8.  NOTICES.  Any notice provided for in this Agreement must be in
              -------
writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

To the Company:  Focal Communications Corporation
                 300 W. Washington Blvd., Suite 1408
                 Chicago, Illinois  60606
                 Attention: President

with a copy to:  Bischoff, Kenney, and Niehaus
                 5630 North Main Street
                 Sylvania, Ohio 43560
                 Attention: Charles Niehaus

and a copy to:      the Institutional Investors at the addresses listed for such
                    Institutional Investors on the Schedule of Purchasers attached to the Stock Purchase Agreement

To Executive:       c/o the Company

with a copy to:  the Institutional Investors at the addresses listed for such
                 Institutional Investors on the Schedule of Purchasers attached to the Stock Purchase Agreement or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when personally delivered, one business day after being sent by reputable overnight courier service, or three business days after being deposited in the U.S. mail.

          9.  GENERAL PROVISIONS.
              ------------------

          (a) Transfers in Violation of Agreement.  Any Transfer or attempted
              -----------------------------------
Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

          (b) Severability.  Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement.  This Agreement, those documents expressly
              ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Counterparts.  This Agreement may be executed in separate
              ------------
counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e) Successors and Assigns.  Except as otherwise provided herein, this
              ----------------------
Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that this Agreement
                                                    --------
shall not inure to the benefit of or be enforceable by any successor or assign of any Investor if the transfer or other assignment to such Person, directly or indirectly, breached any provision of this Agreement or the Stockholders Agreement.

          (f) Choice of Law.  The corporate law of the State of Delaware shall
              -------------
govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

          (g) Remedies.  Each of the parties to this Agreement (including the
              --------
Investors) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Amendment and Waiver.  The provisions of  this Agreement may be
              --------------------
amended and waived only with the prior written consent of the Company and Executive. In addition, the parties acknowledge that, pursuant to the Stock Purchase Agreement, the Company has agreed not to amend any provision of this Agreement, or to waive or fail to enforce any of its rights hereunder (including, without limitation, its rights under paragraph 3 hereof), without the prior written consent of Investors holding at least 67% of the Institutional Investor Stock then outstanding.

          (i) Third-Party Beneficiaries.  The parties hereto acknowledge and
              -------------------------
agree that certain provisions of this Agreement are intended for the benefit of the Investors and each other executive employee of the Company who has entered into an executive stock agreement substantially similar to this Agreement (the "Other Executives"), that the Investors and the Other
 ----------------

Executives are third-party beneficiaries of this Agreement and that provisions of this Agreement shall be enforceable by the Investors and the Other Executives as provided herein.

          (j) Business Days.  If any time period for giving notice or taking
              -------------
action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                        *         *          *         *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                 FOCAL COMMUNICATIONS CORPORATION

                                 By:    /s/ Robert C. Taylor, Jr.
                                      -------------------------------------

                                 Its:    President
                                       ----------------------------------



                                      /s/ Brian F. Addy
                                   ----------------------------------------
                                 Brian F. Addy

                                      S1